Exhibit 99.1
March 19, 2018
Re: Tender offer by a third party for KBS Real Estate Investment Trust III, Inc. shares
Dear KBS REIT III Stockholder:
You may soon receive correspondence from MacKenzie Realty Capital, Inc. (the “Bidder”) relating to a tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (the “REIT”). The Bidder has informed us that its offer price will be $7.36 per share. We believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling your shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:

•
On December 6, 2017, the REIT's board of directors approved an estimated value per share (the “EVPS”) of the REIT’s common stock of $11.73, based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2017, with the exception of a reduction to the REIT's net asset value for deferred financing costs related to a portfolio loan facility that closed subsequent to September 30, 2017. We note that the EVPS did not take into account estimated disposition costs and fees for real estate properties that were not under contract to sell as of December 6, 2017, debt prepayment penalties that could apply upon the prepayment of certain of the REIT’s debt obligations, the impact of restrictions on the assumption of debt, swap breakage fees that may be incurred upon the termination of certain of the REIT’s swaps prior to expiration, or acquisition-related costs and financing costs related to future acquisitions. For a full description of the methodologies and assumptions used in the REIT's valuation. see the REIT’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018 (the "Annual Report").

•
The REIT’s share redemption program (the “SRP”) provides stockholders the ability to sell their shares to the REIT, subject to certain restrictions and limitations. One of these limitations is that during each calendar year, the SRP limits the number of shares the REIT may redeem to those that it could purchase with the amount of net proceeds from the sale of shares under its dividend reinvestment plan during the prior calendar year.

As a result of such limitations, on November 30, 2017, the REIT exhausted all funds available for redemptions for the year ended December 31, 2017. Thus, the REIT had no funds available for redemptions for the December 2017 redemption date. As of December 31, 2017, the REIT had a total of $18.9 million of outstanding and unfulfilled redemptions requests, all of which were redeemed in January 2018. Based on the amount of net proceeds raised from the sale of shares under the REIT’s dividend reinvestment plan during 2017, the REIT had $59.8 million available for redemptions of shares eligible for redemption in 2018. As of February 28, 2018, the REIT had $15.2 million available for redemptions of shares eligible for redemption for the remainder of 2018. Redemptions related to a stockholder’s death, “qualifying disability” or “determination of incompetence” (as defined in the SRP) are made at the REIT’s most recent EVPS. All other shares eligible for redemption currently may be redeemed at varying percentages of the most recent EVPS, depending on how long a stockholder has held his or her shares. For shares held by the redeeming stockholder for at least: (i) one year, the redemption price is 92.5% of the most recent EVPS, (ii) two years, the redemption price is 95% of the most recent EVPS, (iii) three years, the redemption price is 97.5% of the most recent EVPS, and (iv) four years, the redemption price is 100% of the most recent EVPS. The board of directors may amend, suspend or terminate the SRP upon 30 days’ notice to stockholders, provided that the REIT may increase or decrease the funding available for the redemption of shares pursuant to the SRP upon 10 business days’ notice. The SRP is available on the SEC’s website at www.sec.gov as an exhibit to the REIT’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 7, 2014.

•
We believe that the Bidder’s offer is meant to take advantage of the illiquidity of the REIT's shares by buying your shares at a price significantly below their fair value in order to make a significant profit.

Please be aware that the Bidder is in no way affiliated with the REIT, the REIT's external advisor, KBS Capital Advisors LLC (the "Advisor"), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of the REIT's stockholder list. The Bidder's mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, the REIT's may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.kbsreitiii.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at 1-866-527-4264.
Thank you for your investment in the REIT.

Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The appraisal methodology for the REIT’s appraised real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the EVPS, with respect to Duff & Phelps, LLC, the Advisor and the REIT, are the respective party’s best estimates as of September 30, 2017 or December 6, 2017, as applicable, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the REIT's appraised real estate properties and the EVPS. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the EVPS. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Annual Report.